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                                                                    EXHIBIT 99.3


                        URBAN JUICE & SODA COMPANY LTD.
                                 FORM OF PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF URBAN JUICE & SODA COMPANY LTD. (THE "COMPANY") FOR THE EXTRAORDINARY GENERAL MEETING OF MEMBERS ON SEPTEMBER 30, 1999.

I, the undersigned, being a shareholder of Urban Juice & Soda Company Ltd. (the "Company") appoint Peter van Stolk, the President, Chief Executive Officer and a director of the Company, or failing him, Jennifer Cue, Secretary and Chief Financial Officer and a director of the Company, or instead of the
above-mentioned                     , as my proxyholder, with full power of
substitution, to attend on my behalf at the Extraordinary General Meeting (the
"Meeting") of members of the Company, to be held at      a.m./p.m. on Thursday,
September 30, 1999 and at any adjournment or adjournments thereof, and to cast the number of votes that I would be entitled to cast if personally present with respect to the matters specified below.

I direct my proxyholder to vote as follows:

ITEM 1.  To pass a special resolution, with or without amendment:

    1. authorizing the Company to make application to the B.C. Registrar, the Secretary of State of the State of Wyoming (the "Secretary of State") and the VSE for consent and approval of the proposed continuation of the Company into Wyoming;

    2. authorizing the Company to make application to the Secretary of State for a Certificate of Continuation continuing the Company as if it had been originally incorporated under the Wyoming Business Corporations Act (the "WBCA");

    3. adopting the Articles of Continuance (the "Wyoming Articles of Continuance") in the form approved by the directors of the Company, having the effect, among other things, of setting the authorized capital of the Company at an unlimited number of common shares without par value, in substitution for the British Columbia Memorandum of the Company, the Wyoming Articles of Continuance to come into effect when the Secretary of State issues a Certificate of Continuation continuing the Company as if it had been originally incorporated under WBCA;

    4. adopting the By-Laws (the "Wyoming By-Laws") in the form approved by the directors of the Company in substitution for the British Columbia Articles of the Company, the Wyoming By-Laws to come into effect when the Secretary of State issues a Certificate of Continuation (the "Wyoming Certificate of Continuation") continuing the Company as if it had been originally incorporated under WBCA;

    5. upon the Continuation of the Company into the State of Wyoming, authorizing the Company to file with the B.C. Registrar a certified copy of the Wyoming Certificate of Continuation issued by the Secretary of State and request that the B.C. Registrar remove the Company from the register in British Columbia;

    6. authorizing the directors of the Company, in their discretion, to abandon or amend the application for continuation of the Company under the WBCA without further approval of the shareholders; and

    7. authorizing and directing the directors and officers of the Company, or any one of them, to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of this resolution.

    FOR / /                    AGAINST / /
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ITEM 2.  To consider such other matters as may properly be brought before the
         Meeting or any adjournment thereof.

I HEREBY REVOKE ANY PROXY PREVIOUSLY GIVEN AND AUTHORIZE THE PROXYHOLDER TO VOTE IN FAVOUR OF THE ITEMS SET OUT ABOVE UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED.

--------------------------------------------   --------------------------------------------
Date                                           Address of Shareholder

--------------------------------------------   --------------------------------------------
Signature of Shareholder                       City/Province (State)

--------------------------------------------   --------------------------------------------
Please Print Name of Shareholder               Number of Shares to be voted (If not
                                               completed all shares registered in your name
                                               will be deemed to be represented by this
                                               proxy)

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                                  INSTRUCTIONS

1. IF THE SHAREHOLDER DOES NOT WISH TO APPOINT EITHER OF THE PERSONS NAMED IN THIS PROXY, HE OR SHE SHOULD STRIKE OUT THEIR NAMES AND INSERT THE NAME OF THE PERSON HE OR SHE WISHES TO ACT AS HIS OR HER PROXYHOLDER IN THE BLANK SPACE PROVIDED. SUCH OTHER PERSON NEED NOT BE A SHAREHOLDER OF THE COMPANY.

2. IN THE ABSENCE OF CONTRARY DIRECTION, A GENERAL AUTHORITY WILL BE DEEMED TO BE GRANTED TO THE PROXYHOLDER WITH RESPECT TO AMENDMENTS TO OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

3. THIS PROXY MAY NOT BE USED AT THE MEETING, OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, UNLESS IT IS DATED, EXECUTED, AND DEPOSITED AT THE OFFICE OF PACIFIC CORPORATE TRUST COMPANY, THE COMPANY'S REGISTRAR AND TRANSFER AGENT, BY MAIL, TELEFAX OR BY HAND AT SUITE 830 - 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B8, (TELEFAX: (604) 689-8144), NOT LATER THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME FOR HOLDING THE MEETING.

4. THIS PROXY WILL NOT BE VALID UNLESS IT IS DATED AND SIGNED BY THE SHAREHOLDER OR BY HIS OR HER ATTORNEY DULY AUTHORIZED BY HIM IN WRITING, OR IN THE CASE OF A CORPORATION, IS EXECUTED UNDER ITS CORPORATE SEAL OR BY AN OFFICER OR OFFICERS OR ATTORNEY FOR THE CORPORATION DULY AUTHORIZED. IF THIS PROXY IS EXECUTED BY AN ATTORNEY FOR AN INDIVIDUAL SHAREHOLDER OR JOINT SHAREHOLDERS OR BY AN OFFICER OR ATTORNEY OF A CORPORATE SHAREHOLDER AND NOT UNDER ITS CORPORATE SEAL, THE INSTRUMENT SO EMPOWERING THE OFFICER OR THE ATTORNEY, AS THE CASE MAY BE, OR A CERTIFIED COPY THEREOF, MUST BE ATTACHED HERETO.

5. THIS PROXY IS REVOCABLE IN THE MANNER DESCRIBED UNDER THE HEADING "REVOCATION OF PROXY" IN THE ACCOMPANYING INFORMATION CIRCULAR.